Exhibit 10.1

EXECUTION VERSION

PURCHASE AGREEMENT

United States Steel Corporation

$1,056,357,000 12.000% Senior Secured Notes due 2025

May 21, 2020

J.P. Morgan Securities LLC

As Representative of the

several Initial Purchasers listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

United States Steel Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom J.P. Morgan Securities LLC is acting as representative (the “Representative”), $1,056,357,000 aggregate principal amount of its 12.000% Senior Secured Notes due 2025 (the “Securities”). The Securities will be issued pursuant to an indenture to be dated as of May 29, 2020 (the “Indenture”), among the Company, the guarantors listed in Schedule 2 hereto (collectively, the “Guarantors”) and U.S. Bank, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”), and will be guaranteed on a senior secured basis by the Guarantors (the “Guarantees”).

The Company and the Guarantors hereby confirm their agreement with the several Initial Purchasers concerning the purchase and sale of the Securities, as follows:

1.            Offering Memorandum and Transaction Information. The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company and the Guarantors have prepared drafts of the preliminary offering memorandum dated May 18, 2020 and May 20, 2020 (together, the “Preliminary Drafts”) and a preliminary offering memorandum dated May 20, 2020 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company, the Guarantors and the Securities. Copies of each of the Preliminary Drafts and the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this purchase agreement (this “Agreement”). The Company hereby confirms that it has authorized the use of the Preliminary

Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein and any reference to “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any documents filed after such date and incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum.

At or prior to 4:00 p.m. on May 21, 2020, the time when the first sale of the Securities was made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto.

The Securities and the Guarantees will be secured by a first-priority lien, subject to Permitted Liens (as defined below), on substantially all of the tangible and intangible assets of the Company and the Guarantors, now owned or hereafter acquired by the Company and any Guarantors (other than ABL Collateral (as defined in the Time of Sale Information), real property owned by the Company or any Guarantor as of the Closing Date that is not listed on Schedule 4 hereto and certain other excluded assets), as described in the Indenture and the Collateral Documents (as defined below) (the “Collateral”). The Collateral shall be described in: (a) with respect to real property listed on Schedule 4 hereto, to be delivered in accordance with Schedule 5 hereto, the mortgages, deeds of trust or deeds to secure debt (collectively, the “Mortgages”), (b) with respect to personal property that constitutes Collateral, the Collateral Agreement (the “Collateral Agreement”), to be dated as of the Closing Date (as defined below), and entered into by the Company, the Guarantors and the Collateral Agent and (c) with respect to the grants of security interests in registrations and/or applications for trademarks, patents and copyrights (and exclusive licenses in any of the foregoing), in either the Collateral Agreement or, respectively, in the Trademark Security Agreement, the Patent Security Agreement and the Copyright Security Agreement, each to be dated as of the Closing Date and entered into by each of the Company and the Guarantors, as provided therein (the “Trademark Security Agreement,” “Patent Security Agreement” and “Copyright Security Agreement,” respectively, and, collectively, the “Intellectual Property Security Agreements”), each to be delivered to the Collateral Agent, granting a first-priority security interest in the Collateral, subject to Permitted Liens, for the benefit of the Trustee and each holder of the Securities and the successors and assigns of the foregoing. The term “Collateral Documents,” as used herein, shall mean the Mortgages, the Collateral Agreement and the Intellectual Property Security Agreements. The rights of the holders of the Securities with respect to the Collateral shall be further governed by the Collateral Cooperation Agreement to be dated as of the Closing Date (the “Collateral Cooperation Agreement”), among the Company, certain of its subsidiaries, the Collateral Agent and the agent for the lenders under the Fifth Amended and Restated Credit Agreement, dated as of October 25, 2019, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (as further amended, modified, supplemented, restated or amended and restated from time to time, the “Credit Agreement”).

2.            Purchase and Sale of the Securities. (a)  The Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of the Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 93.165% of the principal amount thereof plus accrued interest, if any, from May 29, 2020, to the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)         The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth herein and in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)            it is a qualified institutional buyer (“QIB”) within the meaning of Rule 144A under the Securities Act (“Rule 144A”) and an accredited investor within the meaning of Rule 501(a)  of Regulation D under the Securities Act (“Regulation D”);

(ii)           it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii)          it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of the initial offering except:

(A)           within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B)            in accordance with the restrictions set forth in Annex C hereto.

(c)          Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 6(g) and 6(h), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.

(d)         The Company and the Guarantors acknowledge and agree that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(e)          Payment for and delivery of the Securities will be made at the offices of Simpson Thacher & Bartlett LLP at 10:00 a.m., New York City time, on May 29, 2020, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the

Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(f)           Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Initial Purchasers, of one or more global notes representing the Securities (the “Global Notes”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Notes will be in form and substance reasonably satisfactory to the Representative.

(g)          The Company and the Guarantors acknowledge and agree that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of the Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person with respect to such offering. Additionally, neither the Representative nor any other Initial Purchaser is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Initial Purchaser shall have any responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Representative or any Initial Purchaser of the Company, the Guarantors and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser, as the case may be, and shall not be on behalf of the Company, the Guarantors or any other person.

3.           Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to each Initial Purchaser that:

(a)         Preliminary Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in any Preliminary Offering Memorandum, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(b)         Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described in Section 7(b) hereof. No statement of material fact included in the Offering Memorandum that is required to be included in the Time of Sale Information has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Offering Memorandum has been omitted therefrom.

(c)          Additional Written Communications. The Company and the Guarantors (including their agents and representatives, other than the Initial Purchasers in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company and the Guarantors or their agents and representatives (other than a communication referred to in clauses (ii), (iii) and (iv) of this Section 3(c)), an “Issuer Written Communication”) other than (i) the Preliminary Drafts, (ii) the Preliminary Offering Memorandum, (iii) the Offering Memorandum, (iv) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information and (v) each electronic road show and any other written communications approved in writing in advance by the Representative. Each such Issuer Written Communication does not conflict with the information contained in the Time of Sale Information, and when taken together with the Time of Sale Information (at the Time of Sale) accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Written Communication, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in any Issuer Written Communication, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of information described in Section 7(b) hereof.

(d)         Offering Memorandum. As of the date of the Offering Memorandum and as of the Closing Date, the Offering Memorandum does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company or the Guarantors make any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company and the Guarantors in writing by such Initial Purchaser through the Representative expressly for use in the Offering Memorandum, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(e)         Incorporated Documents. The documents incorporated by reference in the Offering Memorandum or the Time of Sale Information, when filed with the Commission, conformed or will conform, as the case may be, in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)          Company Organization and Good Standing. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Information and the Offering Memorandum; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have a material adverse effect upon the financial condition, business, properties or results of operations of the Company and its subsidiaries, taken as a whole, or on the performance by the Company and the Guarantors of their respective obligations under this Agreement, the Securities, the Guarantees and the Collateral Documents (a “Material Adverse Effect”).

(g)         Organization and Good Standing of Guarantors and Designated Subsidiaries. The Guarantors and each subsidiary of the Company listed on Schedule 3 (each, a “Designated Subsidiary”) has been duly incorporated or otherwise organized and is an existing corporation, limited liability company or other business entity in good standing (if such designation exists in the jurisdiction of organization or formation of such entity) under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate, limited liability company and other) to own its properties and conduct its business as described in the Time of Sale Information and the Offering Memorandum; and the Guarantors and each Designated Subsidiary of the Company is duly qualified to do business as a foreign corporation or other business entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock or other equity securities of the Guarantors and each Designated Subsidiary of the Company have been duly authorized and are validly issued, fully paid and nonassessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares); and the shares of capital stock or other equity securities of the Guarantors and each Designated Subsidiary owned by the Company, directly or through subsidiaries, are owned free from any lien, charge, encumbrance, defect, security interest, restriction on voting or transfer or any other claim of any third party (collectively, “Liens”), except such Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of March 31, 2020, there are no significant subsidiaries of the Company that are not listed on Schedule 3 hereto. The subsidiaries of the Company not listed on Schedule 3 hereto, in the aggregate, represented no more than 15% of the (i) net sales of the Company and its subsidiaries for the twelve months ended March 31, 2020 and (ii) total assets of the Company and its subsidiaries as of March 31, 2020.

(h)         Capitalization. All outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to any pre-emptive or similar rights. The Company had an authorized capitalization as of March 31, 2020, as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading “Capitalization.”

(i)           No Broker’s Fees. Except as disclosed in the Time of Sale Information and the Offering Memorandum, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Initial Purchaser for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(j)          Due Authorization. The Company and the Guarantors have full right, power and authority to execute and deliver this Agreement, the Securities, the Indenture (including the Guarantees set forth therein), each of the Collateral Documents, to the extent a party thereto, and the Collateral Cooperation Agreement, to the extent a party thereto (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder, including granting the Liens and security interests to be granted by it pursuant to the Indenture and the Collateral Documents.

(k)         No Consents Required. No consent, approval, authorization, or order of, or filing with any governmental agency or body or, any court is required for the execution, delivery and performance by the Company and the Guarantors of each of the Transaction Documents to which each is a party (including, but not limited to, the filing of any applicable fixture filings relating to the real property covered by the Mortgages, the filing of any applicable financing statements pursuant to the Collateral Agreement or the filing of any Intellectual Property Security Agreements), the issuance and sale of the Securities and the issuance of the Guarantees, the grant and perfection of liens and security interests in the Collateral pursuant to the Mortgages, the Collateral Agreement and the Intellectual Property Security Agreements and compliance by the Company and the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required (i) under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers, the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) to perfect the Trustee’s or the Collateral Agent’s security interests granted pursuant to the Mortgages, the Collateral Agreement, the Intellectual Property Security Agreements and the financing statements related thereto.

(l)          No Conflicts. The execution, delivery and performance by the Company and the Guarantors of each of the Transaction Documents to which each is a party (including, but not limited to, the filing of any applicable fixture filings relating to the real property covered by the Mortgages, the filing of any applicable financing statements pursuant to the Collateral Agreement or the filing of the Intellectual Property Security Agreements), the issuance and sale of the Securities and the issuance of the Guarantees, the grant and perfection of liens and security interests in the Collateral pursuant to the Mortgages, the Collateral Agreement and the Intellectual Property Security Agreements and compliance by the Company and the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, the Guarantors or any Designated Subsidiary of the Company or any of their properties, (ii) any agreement or instrument to which the Company, the Guarantors or any such Designated Subsidiary is a party or by which the Company, the Guarantors or any such Designated Subsidiary is bound or to which any of the properties of the Company, the Guarantors or any such Designated Subsidiary is subject or (iii) the charter, by-laws or other organizational document of the Company, the Guarantors or any such Designated Subsidiary.

(m)         The Indenture. The Indenture has been duly authorized by the Company and the Guarantors and on the Closing Date will be duly executed and delivered by the Company and the Guarantors and, when duly executed and delivered in accordance with its terms by each of the other parties thereto, will constitute a valid and legally binding agreement of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (whether considered in a proceeding at law or in equity collectively, the “Enforceability Exceptions”).

(n)         The Securities and the Guarantees. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered in accordance with the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees has been duly authorized by the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with its terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(o)          Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(p)          Collateral Documents and Collateral Cooperation Agreement. Each of the Collateral Documents and the Collateral Cooperation Agreement has been duly authorized by the Company and the Guarantors, to the extent a party thereto, and on the Closing Date, each of the Collateral Documents (except the Mortgages) and the Collateral Cooperation Agreement, and on such later date as provided in Schedule 5 hereto, each of the Mortgages, will be duly executed and delivered by the Company and the Guarantors, to the extent a party thereto, and, when duly executed and delivered in accordance with its terms by each of the other parties thereto, will constitute a valid and legally binding agreement of the Company and the Guarantors, to the extent a party thereto, enforceable against the Company and the Guarantors, to the extent a party thereto, in accordance with its terms, subject to the Enforceability Exceptions.

(q)         Collateral Documents, Financing Statements and Collateral.

(i)           Upon execution and delivery, the Mortgages will be effective to grant a legal, valid and enforceable mortgage lien or security title and security interest on all of the mortgagor’s right, title and interest in the applicable real property listed on Schedule 4 hereto (each, a “Mortgaged Property” and, collectively, the “Mortgaged Properties”). When the Mortgages, together with fixture filings to the extent such fixture filings are required in any applicable jurisdiction to perfect a security interest in any fixtures described in such Mortgages that constitute real property, are duly recorded in the proper recorders’ offices or appropriate public records and the mortgage recording fees and taxes in respect thereof are paid and compliance is otherwise had with the formal requirements of state law, applicable to the recording of real estate mortgages generally, each such Mortgage (together with any such fixture filing with respect to the fixtures described therein) shall constitute a validly perfected and enforceable first-priority lien or security title and security interest in the related Mortgaged Property constituting real property Collateral for the benefit of the Trustee and the holders of the Securities, subject only to Permitted Liens (as defined below) and any state of facts which a survey, inspection or title search of the Mortgaged Properties would disclose that do not, and would not reasonably be expected to, materially detract from the value of any of the Mortgaged Properties or materially interfere with the use thereof (the “Permitted Exceptions”), and to the Enforceability Exceptions;

(ii)          Upon execution and delivery, the Collateral Agreement and each of the Intellectual Property Security Agreements will be effective to grant a legal, valid and enforceable security interest in all of the grantor’s right, title and interest in the Collateral (other than the Mortgaged Properties), subject to the Enforceability Exceptions;

(iii)          Upon due and timely filing and/or recording of the financing statements (including, without limitation, financing statements covering any equipment and fixtures described in the Mortgages) and Intellectual Property Security Agreements, as applicable, with respect to the Collateral described in the Collateral Agreement, the Intellectual Property Security Agreements and the equipment and fixtures described in the Mortgages that constitute personal property (the “Personal Property Collateral”), the security interests granted thereby will constitute valid, perfected first-priority liens and security interests in the Personal Property Collateral, to the extent such security interests can be perfected by the filing and/or recording, as applicable, of financing statements, Intellectual Property Security Agreements and Mortgages for the benefit of the Trustee and the holders of the Securities, and such security interests will be enforceable in accordance with the terms contained therein against all creditors of any grantor or mortgagor and subject only to liens expressly permitted to be incurred or exist on the Collateral under the Indenture (the “Permitted Liens”), to the Permitted Exceptions and the Enforceability Exceptions; and

(iv)         The Company and its subsidiaries collectively own, have rights in or have the power and authority to collaterally assign rights in the Collateral, free and clear of any liens other than the Permitted Exceptions and the Permitted Liens.

(r)          No Violation or Default. Neither the Company, the Guarantors nor any of the Designated Subsidiaries is (i) in violation of its respective charter or by-laws or other organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Guarantors or any Designated Subsidiary of the Company is a party or by which the Company, the Guarantors or any Designated Subsidiary of the Company is bound or to which any property, right or asset of the Company, the Guarantors or any Designated Subsidiary of the Company is subject or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except for such defaults and violations in the case of these clauses (ii) and (iii) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)         Title to Real and Personal Property. Except as disclosed in the Time of Sale Information and the Offering Memorandum, the Company and its subsidiaries have good and marketable title to all real properties and good and indefeasible title to all real and other properties and other assets owned by them that are material to the business of the Company and its subsidiaries, in each case free from liens, encumbrances, claims, security interests, defects and imperfections of title, except (i) in the case of any real or personal property constituting Collateral, Permitted Liens and Permitted Exceptions and (ii) in all other cases, (x) such liens, encumbrances, claims, defects and imperfections of title that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (y) except as disclosed in the Time of Sale Information and the Offering Memorandum, the Company and its subsidiaries hold their respective leased real or personal property under valid and enforceable leases free from any liens, encumbrances, claims, security interests, restrictions, defects and imperfections of title or exceptions that would materially interfere with the business of the Company and its subsidiaries, taken as a whole. The Company and its subsidiaries own or lease all properties and assets necessary to conduct their business as described in the Time of Sale Information and the Offering Memorandum.

(t)          Licenses and Permits. The Company and the Designated Subsidiaries possess adequate licenses, certificates, authorities or permits issued by the appropriate governmental agencies or bodies currently required to conduct their business as described in the Time of Sale Information and the Offering Memorandum and have not received any notice of proceedings relating to the revocation or adverse modification of any such license, certificate, authority or permit, except for any failure to possess or any notice of proceedings that, if determined adversely to the Company or any Designated Subsidiary, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u)          Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum. The Collateral conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.

(v)         No Labor Disputes. Except as disclosed in the Time of Sale Information and the Offering Memorandum, no labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or the Guarantors, is imminent that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(w)         Title to Intellectual Property. Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and the Designated Subsidiaries own, possess, have the right to use or can acquire on reasonable terms adequate patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) to conduct their respective businesses; (ii) the Company and the Designated Subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Company and the Designated Subsidiaries have not received any written notice of any claim relating to Intellectual Property; and (iv) to the knowledge of the Company and the Guarantors, the Intellectual Property of the Company and the Designated Subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(x)          Compliance With Environmental Laws. Except as disclosed in the Time of Sale Information and the Offering Memorandum, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any hazardous or toxic substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any pending claim relating to any environmental laws, which violation, contamination, liability or claim would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company and the Guarantors are not aware of any pending investigation which would reasonably be expected to lead to such a claim.

(y)          Legal Proceedings. Except as described in the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory actions, claims, suits, arbitrations or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is a party or to which any property, right or asset of the Company or any of its subsidiaries is the subject that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither any such Actions nor any legal, governmental or regulatory investigations to which the Company or any of its subsidiaries is a party or to which any property, right or asset of the Company or any of its subsidiaries is the subject that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, are, to the knowledge of the Company and the Guarantors, threatened by any governmental or regulatory authority or by others.

(z)          Financial Statements of the Company. The financial statements of the Company and the related notes thereto included or incorporated by reference in the Time of Sale Information and the Offering Memorandum present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Time of Sale Information and the Offering Memorandum, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Time of Sale Information and the Offering Memorandum present fairly the information required to be stated therein; and the other financial information of the Company included or incorporated by reference in the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby.

(aa)        Taxes. The Company and its Designated Subsidiaries have timely filed all material federal, state, local and foreign tax returns that have been required to be filed and have paid all material taxes indicated by said returns and all assessments related to material taxes received by any of them to the extent that such material taxes have become due and are not being contested in good faith in appropriate proceedings. All material tax liabilities have been adequately provided for in the financial statements of the Company.

(bb)       No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Time of Sale Information and the Offering Memorandum, (i) there has not been any material change in the capital stock or long term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than any regular quarterly dividend), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, rights, assets, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case of (i), (ii) and (iii) of this Section 3(bb) as otherwise disclosed in the Time of Sale Information and the Offering Memorandum.

(cc)        Reporting Requirements. The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(dd)       Independent Accountants. PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(ee)       No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that would be required by the Securities Act to be described in a registration statement to be filed with the Commission and that is not so described in the each of Time of Sale Information and the Offering Memorandum.

(ff)         Compliance With ERISA. (1) Each employee benefit plan (including, without limitation, any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”), within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its ERISA Affiliates for employees or former employees of the

Company and its ERISA Affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (2) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption and transactions that have been corrected in accordance with Internal Revenue Service and Department of Labor guidance; (3) no failure to meet the minimum funding standards under Section 412 of the Code or Section 302 of ERISA has occurred with respect to any such plan which is subject to Section 412 of the Code or Section 302 of ERISA and no application has been made for a waiver or modification of the minimum funding standard (including any required installment payments) under Section 412 of the Code or Section 302 of ERISA with respect to any such plan; (4) except as otherwise disclosed in the Time of Sale Information and the Offering Memorandum, the fair market value of the assets of each such plan, other than a Multiemployer Plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan based on actuarial assumptions and methods that are compliant with the requirements of Code Section 430(h) and regulations thereunder; (5) neither the Company nor any of its ERISA Affiliates has completely or partially withdrawn from any Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA) and, none of the Company or its ERISA Affiliates reasonably expects to incur any material liability with respect to the complete or partial withdrawal from one or more Multiemployer Plans and (6) and neither the Company nor any of its affiliates has incurred, or reasonably expects to incur, any liability under Title IV of ERISA in respect of any such plan (including any Multiemployer Plan), other than liability for the payment of required PBGC insurance premiums under Section 4007 of ERISA; provided, that for purposes of clauses (1) – (3), such representations shall be made to the knowledge of the Company and the Guarantors.

As used herein, “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company or any of its subsidiaries, is treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code or is under common control with the Company or any of its subsidiaries under Section 4001 of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Internal Revenue Code, is treated as a single employer under Section 414 of the Internal Revenue Code.

(gg)       Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. As of the date of the Time of Sale Information and the Offering Memorandum, the Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(hh)       Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum is prepared in accordance with the Commission’s rules and guidelines applicable thereto. There are no “material weaknesses” in the Company’s internal controls over financial reporting.

(ii)          Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(jj)          No Unlawful Payments. Except as specifically disclosed in the Company’s prior public filings, neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company and the Guarantors, any agent or affiliate acting on behalf of the Company or any of its subsidiaries, each in their capacity as such, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or unlawful benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(kk)       Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or the Guarantors, threatened.

(ll)         Compliance with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors, officers nor, to the knowledge of the Company or the Guarantors, employees, agents or affiliates or any other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries or the Guarantors organized or resident in a country or territory that is the subject or target of Sanctions (including, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”)); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country, or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any unlawful dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(mm)      No Stabilization. Neither the Company nor the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(nn)       Investment Company Act. Neither the Company nor the Guarantors is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, as described in the Time of Sale Information and the Offering Memorandum, none of them will be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(oo)        Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Time of Sale Information and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(pp)       Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in the Time of Sale Information or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(qq)       Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the

“Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange and any other exchange on which Company securities are traded and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(rr)         eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Information and the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ss)       Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, to the knowledge of the Company and the Guarantors, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(tt)         Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Time of Sale Information, as of the Time of Sale, and the Offering Memorandum, as of its date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(uu)       No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(vv)       No General Solicitation. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(ww)      Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2(b) (including Annex C hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(xx)        No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except for any such restrictions (a) as described in each of the Time of Sale Information and the Offering Memorandum or (b) that will be permitted by the Indenture.

(yy)       Solvency. Immediately after the consummation of the offering of the Securities and the Concurrent Offerings (as such term is defined in the Time of Sale Information and the Offering Memorandum), the Company and the Guarantors, when taken together (the “Consolidated Entity”), will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Consolidated Entity (which, for purposes of this representation, are assumed to be equal to or exceed the carrying value of such assets) are not less than the total amount required to pay the probable liabilities of the Consolidated Entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Consolidated Entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) the Consolidated Entity is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, (iv) the Consolidated

Entity is not engaged in, or about to engage in, any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged and (v) neither the Company nor any Guarantor is a defendant in any civil action that would result in a judgment that the Company or such Guarantor is or would become unable to satisfy. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

4.            Further Agreements of the Company and the Guarantors. The Company and the Guarantors jointly and severally covenant and agree with each Initial Purchaser that:

(a)         Delivery of Copies. The Company will deliver to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b)         Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representative reasonably objects.

(c)          Additional Written Communications. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company and the Guarantors will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d)         Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or, to the knowledge of the Company and the Guarantors, threatening of any proceeding for that purpose; (ii) of the occurrence or, to the knowledge of the Company and the Guarantors, development of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation, or to the knowledge of the Company, threatening of any proceeding for such purpose; and the Company will use its commercially reasonable efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)         Ongoing Compliance of the Offering Memorandum and Time of Sale Information. (1) If at any time prior to the completion of the initial offering of the Securities (i) any event or, to the knowledge of the Company and the Guarantors, development shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (or including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with applicable law and (2) if at any time prior to the Closing Date (i) any event or, to the knowledge of the Company and the Guarantors, development shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with applicable law, the Company will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading.

(f)          Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such U.S. jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for offering and resale of the Securities; provided that neither the Company nor the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)         Clear Market. During the period from the date hereof through and including the date that is 30 days after the date hereof, the Company and the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or the Guarantors and having a tenor of more than one year (other than the Securities and any municipal bonds, including environmental revenue bonds, issued by or on behalf of the Company).

(h)         Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of proceeds.”

(i)           No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(j)           Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company and the Guarantors will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities, prospective purchasers of the Securities designated by such holders and securities analysts, in each case upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(k)          DTC. The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l)           No Resales by the Company. The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(m)         No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(n)         No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(o)         Perfection of Security Interests; Secured Intercompany Loan. The Company and the Guarantors (i) shall complete on or prior to the Closing Date all filings and other similar actions required in connection with the perfection of security interests in the Collateral as and to the extent contemplated by the Indenture and the Collateral Documents and (ii) shall take all actions necessary to maintain such security interests and to perfect security interests in any Collateral acquired after the Closing Date, in each case as and to the extent contemplated by the Indenture and the Collateral Documents; provided that the Company and the Guarantors may deliver, furnish and/or cause to be furnished all of the obligations set forth on Schedule 5 hereto within the time periods set forth therein; provided further, that the Company and the Guarantors will not be required to deliver the certificates evidencing the capital stock that is required by the Indenture and the Collateral Documents to be pledged as part of the Collateral until the date which is 60 days following the Closing Date. For the avoidance of doubt, subsection (i) hereof includes the obligation of the Company and the applicable Guarantors to, on or prior to the Closing Date, take the following actions with respect to the security interests made in favor of USS Portfolio Delaware, Inc. pursuant to that certain Revolving Credit Agreement, dated March 1, 2016 that was subsequently amended and restated by the Amended and Restated Revolving Credit Agreement, dated as of April 25, 2017 (as amended, the “Secured Intercompany Loan”): (A) have delivered for filing to the applicable governmental or regulatory authority the appropriate UCC-3 termination statements and executed intellectual property agreement terminations related to such security interests and (B) with respect to any mortgages covering real property securing indebtedness under the Secured Intercompany Loan, have mortgage releases executed by the applicable parties. In addition, (i) no later than 30 days following the Closing Date or as soon as practicable thereafter using commercially reasonable efforts, the Company and the applicable Guarantors will provide the Representative with customary evidence, or other evidence in form and substance reasonably satisfactory to the Representative, that releases or terminations of all of the mortgages (if any) and fixture filings covering real property and fixtures, as the case may be, securing indebtedness under the Secured Intercompany Loan shall have been filed in the applicable public filing offices and (ii) no later than 15 days following the Closing Date or as soon as practicable thereafter using commercially reasonable efforts, the Company and the applicable Guarantors will provide the Representative with customary evidence, or other evidence in form and substance reasonably satisfactory to the Representative, that all publicly filed financing statements and intellectual property security agreements in respect of other collateral securing indebtedness under the Secured Intercompany Loan shall have been filed in the applicable public filing offices.

(p)         Mortgage Opinions. Concurrently with the delivery of the Mortgages, the Company and the Guarantors shall cause local counsel for the Company in the state of each Mortgaged Property, to furnish to the Representative, at the request of the Company, its written opinion, addressed to the Initial Purchasers, with respect to the enforceability of such Mortgages and other related matters customarily included in such opinions, in each case in form and substance reasonably satisfactory to the Representative.

5.           Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) above (including any electronic road show), (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included

(including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum.

6.           Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase the Securities on the Closing Date as provided herein is subject to the performance by the Company and the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)          DTC. The Securities shall be eligible for clearance and settlement through the DTC.

(b)         Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)          No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)         No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(bb) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(e)         Officer’s Certificate. The Representative shall have received on and as of the Closing Date, a certificate of an executive officer of each of the Company and the Guarantors (in each case, acting solely in such capacity on behalf of the Company and the Guarantors, as applicable, and not in such executive officer’s personal capacity), who has specific knowledge of the Company’s or the Guarantor’s financial matters and is reasonably satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct; (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct and that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and (iii) to the effect set forth in paragraphs (b), (c) and (d) of this Section 6.

(f)          Comfort Letters for the Company. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to initial purchasers with respect to the Company’s financial statements and certain financial information contained or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g)         Opinion and Negative Assurance Statement of Counsel for the Company and the Guarantors. Milbank LLP, counsel for the Company and the Guarantors, shall have furnished to the Representative, at the request of the Company, an opinion and negative assurance statement, dated the Closing Date, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex D hereto.

(h)         Opinion and Negative Assurance Statement of Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date, an opinion and negative assurance statement of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, addressed to the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i)           No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(j)          Good Standing. The Representative shall have received on and as of the Closing Date, satisfactory evidence of the good standing of the Company, the Guarantors and each Designated Subsidiaries, other than the Designated Subsidiaries organized and existing outside the United States, in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k)          Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company, the Guarantors, the Trustee and the Collateral Agent, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(l)          Lien Searches. The Representative shall have received the results of a recent lien search in each of the jurisdictions of organization of the Company and the Guarantors and any other jurisdictions in which valid filings with respect to the Company and the Guarantors may be in effect, and such search shall reveal no liens on any of the assets of the Company and the Guarantors or their respective subsidiaries except for Permitted Exceptions or Permitted Liens.

(m)         Collateral Agreement and Intellectual Property Security Agreements. The Initial Purchasers shall have received conformed counterparts of the Collateral Agreement and each of the Intellectual Property Security Agreements that shall have been executed and delivered by duly authorized officers of each party thereto, in form and substance reasonably satisfactory to the Representative.

(n)         Collateral Cooperation Agreement. The Initial Purchasers shall have received conformed counterparts of the Collateral Cooperation Agreement that shall have been executed and delivered by duly authorized officers of each party thereto, in form and substance reasonably satisfactory to the Representative.

(o)         Filings, Registration and Recordings. Except as otherwise contemplated by the Intellectual Property Security Agreements and the Collateral Agreement, each document (including any Uniform Commercial Code financing statement) required by the Intellectual Property Security Agreements and the Collateral Agreement, or under law or reasonably requested by the Representative, in each case, to be filed, registered or recorded, or delivered for filing on or prior to the Closing Date, including filings in the U.S. Patent and Trademark Office and the U.S. Copyright Office in order to create in favor of the Trustee, for the benefit of the holders of the Securities, a perfected first-priority lien and security interest in the Personal Property Collateral that can be perfected by the making of such filings, registrations or recordations, prior and superior to the right of any other person (other than Permitted Liens), shall be executed and in proper form for filing, registration or recordation.

(p)          Pledged Notes. On the Closing Date, the Trustee or the Collateral Agent shall have received each promissory note owed to the Company or the Guarantors endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof, as set forth in Schedule 6 hereto.

(q)         Secured Intercompany Loan. On or prior to the Closing Date, the Company and the applicable Guarantors shall have provided the Representative with evidence, in form and substance reasonably satisfactory to the Representative, that (A) the appropriate UCC-3 termination statements and executed intellectual property agreement terminations relating to the security interests securing indebtedness under the Secured Intercompany Loan have been delivered to the applicable governmental or regulatory authority for filing and (B) with respect to any mortgages covering real property securing indebtedness under the Secured Intercompany Loan, mortgage releases have been executed by the applicable parties.

(r)          CFO Certificate. The Representative shall have received, on the date of this Agreement and on the Closing Date, a letter dated the date thereof, in a form and substance reasonably satisfactory to the Representative, from Christine S. Breves, Senior Vice President and Chief Financial Officer of the Company.

(s)          Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7.            Indemnification and Contribution.

(a)          Indemnification of the Initial Purchasers. The Company and the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable, documented legal fees and other reasonable, documented expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in subsection (b) of this Section 7.

(b)         Indemnification of the Company and the Guarantors. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, and each of their respective directors, its officers and each person, if any, who controls the Company or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) of this Section 7, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information (including any of the other Time of Sale Information that has subsequently been amended), any Issuer Written Communication, any road show or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information set forth in the fifth paragraph, the fourth and fifth sentences of the ninth paragraph and the eleventh paragraph under the under the heading “Plan of Distribution” in the Preliminary Offering Memorandum and the Offering Memorandum.

(c)          Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the written consent of the Indemnified Person, be counsel to the Indemnifying Person, such consent not to be unreasonably withheld, conditioned or delayed) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable, documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there are or are likely to be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and the Indemnified Person shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable, documented fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities LLC and any such separate firm for the Company, the Guarantors, their respective directors and officers and any control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff by a court of competent jurisdiction, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonable, documented fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such

Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)         Contribution. If the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)          Limitation on Liability. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 7. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) of this Section 7 shall be deemed to include, subject to the foregoing limitations, any reasonable, documented legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)          Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.            Effectiveness of this Agreement. This Agreement shall become effective as of the date first written above.

9.           Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the NASDAQ Stock Market or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

10.          Defaulting Initial Purchaser. (a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(a)          If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) of this Section 10, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(b)         If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) of this Section 10, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities or if the Company shall not exercise the right described in paragraph (b) of this Section 10, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or the Guarantors, except that the Company and the Guarantors will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(c)          Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

11.          Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Drafts, the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the documented, reasonable fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee, the Collateral Agent and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (ix) the fees and expenses incurred with respect to creating, documenting and perfecting the security interests in the Collateral as contemplated by the Collateral Documents (including the reasonable and documented related fees and expenses of one outside counsel to the Initial Purchasers and one local counsel to the Initial Purchasers for each applicable jurisdiction for all periods prior to and after the Closing Date in connection with such actions); and (x) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(a)          If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, other than due to a termination pursuant to Section 10, the Company and the Guarantors jointly and severally agree to reimburse the Initial Purchasers for all reasonable, documented out-of-pocket costs and expenses (including the fees and expenses of their counsel) incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

12.          Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Initial Purchaser referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

13.          Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Initial Purchasers.

14.         Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15.          Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

16.         Miscellaneous. (a) Authority of the Representative. Any action by the Representative or Initial Purchasers hereunder may be taken by J.P. Morgan Securities LLC and on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities LLC shall be binding upon the Initial Purchasers.

(a)         Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt at the addresses set forth in the following sentence. Notices to the Initial Purchasers shall be given to the Representative at c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: 212-834-6081); Attention: High Yield Syndicate. Notices to the Company and the Guarantors shall be given to it at 600 Grant Street, Room 1500 and Room 6100, Pittsburgh, PA 15219-2800 (e-mail: mwfurry@uss.com and ASJahn@uss.com), Attention: Mark Furry, Associate General Counsel - Corporate, and Arne Jahn, Vice President – Treasurer and Chief Risk Officer.

(b)         Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(c)         Submission to Jurisdiction. Each party hereto hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each party hereto waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each party hereto agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon it and may be enforced in any court to the jurisdiction of which it is subject by a suit upon such judgment.

(d)         Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(e)         Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(f)          Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g)         Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(h)         Recognition of the U.S. Special Resolution Regimes. (A) In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(B)            In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special

Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(i):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)            a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)           a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

UNITED STATES STEEL CORPORATION

By:	/s/ Christine Breves
Name: Christine Breves
Title: Senior Vice President and Chief Financial Officer

USS PORTFOLIO DELAWARE, INC.

By:	/s/ Arne Jahn
Name: Arne Jahn
Title: Treasurer

U.S. STEEL SEAMLESS TUBULAR OPERATIONS, LLC

By:	/s/ Arne Jahn
Name: Arne Jahn
Title: Treasurer

U.S. STEEL OILWELL SERVICES, LLC

By:	/s/ Arne Jahn
Name: Arne Jahn
Title: Treasurer

U.S. STEEL TUBULAR PRODUCTS, INC.

By:	/s/ Arne Jahn
Name: Arne Jahn
Title: Treasurer

[Signature page to Purchase Agreement for Senior Secured Notes]

UNITED STATES STEEL INTERNATIONAL, INC.

By:	/s/ Arne Jahn
Name: Arne Jahn
Title: Treasurer

U.S. STEEL HOLDCO LLC

By:	/s/ Arne Jahn
Name: Arne Jahn
Title: Treasurer

Confirmed and accepted as of the date set forth on the first page hereof

J.P. Morgan securities llc

By	/s/ Chris Lingenfelter

Authorized Signatory

For itself and on behalf of the several Initial Purchasers listed in Schedule 1 hereto.

Schedule 1

[Intentionally omitted.]

Sch. 1 - 1

Schedule 2

Guarantors

•	USS Portfolio Delaware, Inc.

•	U.S. Steel Seamless Tubular Operations, LLC

•	U.S. Steel Oilwell Services, LLC

•	U.S. Steel Tubular Products, Inc.

•	United States Steel International, Inc.

•	U. S. Steel Holdco LLC

Sch. 2 - 1

Schedule 3

Designated Subsidiaries of the Company

Entity	Jurisdiction of Organization
U.S. Steel Tubular Products, Inc.	Delaware
USS Portfolio Delaware, Inc.	Delaware
U. S. Steel Košice, s.r.o	Slovak Republic
U.S. Steel Oilwell Services, LLC	Delaware
U. S. Steel Seamless Tubular Operations, LLC	Texas
United States Steel International, Inc.	New Jersey
USS Galvanizing, Inc.	Delaware
Grant Assurance Corporation	Vermont
U.S. Steel Holdings, Inc.	Delaware
U. S. Steel Holdco LLC	Delaware
Pitcal, Inc. USS UPI Holdco, LLC	Delaware Delaware
USS-Posco Industries	California

Sch. 3 - 1

Schedule 4

Real Property

Property	Grantor	Record Owner	County Recorder’s Office for Mortgage Filing
Great Lakes Works (Approximately 900 acres)	United States Steel Corporation	United States Steel Corporation	Wayne County, Michigan Wayne County Register of Deeds 400 Monroe Street, 7th Floor Detroit, MI 48226 (313) 224-5850

Gary Works (Approximately 3,000 acres)	United States Steel Corporation	United States Steel Corporation	Lake County, Indiana Lake County Recorder’s Office Building “A”, 2nd Floor 2293 North Main Street Crown Point, IN 46307 (219) 755-3730
Excluding the Midwest Plant and East Chicago Tin
Granite City Works (Approximately 1,000 acres)	United States Steel Corporation	United States Steel Corporation	Madison County, Illinois Madison County Recorder’s Office 157 North Main Street, Suite 211 P.O. Box 308 Edwardsville, IL 62025 (618) 296-4475

Edgar Thompson Plant (Approximately 175 acres)	United States Steel Corporation	United States Steel Corporation	Allegheny County, Pennsylvania Allegheny County Department of Real Estate County Office Building 542 Forbes Avenue, Room 101 Pittsburgh, PA 15219 (412) 350-4226

Sch. 4 - 1

Property	Grantor	Record Owner	County Recorder’s Office for Mortgage Filing
Irvin Plant (Approximately 500 acres)	United States Steel Corporation	United States Steel Corporation	Allegheny County, Pennsylvania Allegheny County Department of Real Estate County Office Building 542 Forbes Avenue, Room 101 Pittsburgh, PA 15219 (412) 350-4226

Clairton Plant (Approximately 400 acres)	United States Steel Corporation	United States Steel Corporation	Allegheny County, Pennsylvania Allegheny County Department of Real Estate County Office Building 542 Forbes Avenue, Room 101 Pittsburgh, PA 15219 (412) 350-4226

Lorain Tubular Plant (Approximately 290 acres)	United States Steel Corporation (as to the land) U. S. Steel Seamless Tubular Operations, LLC (as to the improvements and fixtures)	United States Steel Corporation (as to the land) U. S. Steel Seamless Tubular Operations, LLC (as to the improvements and fixtures)	Lorain County, Ohio Lorain County Recorder of Deeds, 226 Middle Avenue, Elyria, Ohio 44035 (440) 329-5148
Ground Lease, dated March 1, 2016, between United States Steel Corporation, as lessor, and U.S. Steel Seamless Tubular Operations, LLC, as lessee

S-2

Schedule 5

Mortgage-Related Requirements

With respect to the fee interest in each Mortgaged Property on the Closing Date that forms a part of the Collateral and the fee interest in any real property acquired by the Company or any Guarantor after the Closing Date that forms a part of the Collateral, within 180 days of the Closing Date or 45 days of the date of acquisition, as applicable:

1.	the Company or such Guarantor (as applicable) shall deliver to the Collateral Agent, as mortgagee or beneficiary, as applicable, for the ratable benefit of itself and the Holders, fully executed counterparts of Mortgages, in accordance with the requirements of the Indenture and/or the Collateral Documents, duly executed by the Company or such Guarantor (as applicable), together with satisfactory evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage (and payment of any taxes or fees in connection therewith), together with any necessary fixture filings, as may be necessary to create a valid, perfected Lien, with the priority required by the Indenture, the Collateral Documents and the Intercreditor Agreement, as applicable, subject only to Permitted Liens, against the properties purported to be covered thereby; and

2.	the Company or the applicable Guarantor shall deliver to the Collateral Agent such filings, local counsel opinions as to, among other customary opinions, the enforceability of the subject Mortgage, opinions of counsel in the jurisdiction of organization of the owner of the applicable Mortgaged Property covering the due authorization, execution and delivery of the applicable Mortgage, flood hazard determinations and evidence of any required flood insurance (to the extent such flood determinations and insurance are required by applicable laws), along with such other documents, instruments, certificates and agreements, and any other documents necessary to comply with clause (1) above and to perfect the Collateral Agent’s security interest, with the Lien priority required by the Indenture, the Collateral Documents and the Intercreditor Agreement, as applicable, and as the Collateral Agent and its counsel may otherwise reasonably request.

Sch. 5 - 1

Schedule 6

Promissory Notes

None

Sch. 6 - 1

Annex A

Time of Sale Information

•	Pricing Term Sheet, dated May 21, 2020, relating to the Securities and attached as Annex B hereto.

Annex A - 1

Annex B

Pricing Term Sheet

[Intentionally omitted.]

Annex B - 1

Annex C

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a)          Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b)          Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)           Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

(ii)          None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii)         At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.

(iv)         Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Annex C - 1

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c)          Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of any of the Time of Sale Information, the Offering Memorandum, any Issuer Written Communication or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

Annex C - 2

Annex D

Form of Opinion and Negative Assurance Statement of Counsel for the Company

[Intentionally omitted.]

Annex D - 1